As filed with the Securities and Exchange Commission on July ___, 2003

                                                           Registration No. 333-

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PHASE III MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                           22-2343568
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

           330 South Service Road, Suite 120, Melville, New York 11747
               (Address of Principal Executive Offices; Zip Code)

                                   ----------

             PHASE III MEDICAL, INC. 2003 EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                                  Mark Weinreb
                      President and Chief Executive Officer
                             Phase III Medical, Inc.
           330 South Service Road, Suite 120, Melville, New York 11747
                                 (631) 574-4955
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                              Alan Wovsaniker, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

                         Calculation of Registration Fee

==============================================================================================================
                                                     Proposed                Proposed
Title of securities           Amount to be    maximum offering          maximum aggregate        Amount of
to be registered               registered        price per share (2)    offering price (2)    registration fee
--------------------------------------------------------------------------------------------------------------

Common  Stock,  par value     15,000,000             $0.085                  $1,275,000         $103.15
$.001 per share               shares (1)
==============================================================================================================

(1) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the 2003 Equity Participation Plan.

(2) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of the Common Stock of the registrant reported on the National Association of Securities Dealers OTC Electronic Bulletin Board on July 23, 2003.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Phase III Medical, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

      (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2002;

      (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

      (c) the Company's Current Report on Form 8-K filed with the SEC on June 5, 2003;

      (d) the Company's Current Report on Form 8-K filed with the SEC on July 28, 2003; and

      (e) the description of the Common Stock of the Company contained in the Company's Form 8-A filed with the SEC on February 16, 1983.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporate Law ("DGCL"), with respect to actions other than derivative actions, permits a Delaware corporation to indemnify its directors, officers, employees or agents to the extent such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      With respect to derivative actions, Section 145 of the DGCL permits a Delaware corporation to indemnify its directors, officers, employees or agents to the extent such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Any indemnification under subsection (a) of Section 145 with respect to actions other than derivative actions and subsection (b) of Section 145 with respect to derivative actions (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such subsections. Such determination may be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in certain subsections of Section 145, or in defense of any claim, issue or matter therein, indemnification is mandatory under Delaware law.

      Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      In addition, a Delaware corporation has power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      The Company's Certificate of Incorporation, as amended, contains the following provisions concerning indemnification:

      "SIXTH: The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

      The Company's Certificate of Incorporation, as amended, also contains the following provisions concerning the personal liability of directors:

      "TENTH: The personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article becomes effective."

      The Company's By-laws, as amended, contains the following provisions concerning indemnification:

      "ARTICLE V, Indemnification, The Board of Directors may, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters."

      The registrant also maintains a directors' and officers' liability insurance policy which will insure its directors and officers and the directors and officers of its subsidiaries, if any, in certain circumstances.

      In addition to such other rights of indemnification as they may have, the 2003 Equity Participation Plan (the "Plan") provides that the members of the Board of Directors or a committee (the "Committee") that administers the Plan, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      4.1 Registrant's Certificate of Incorporation is incorporated by reference to Exhibit 3 of Registrant's Registration Statement on Form S-18 (File No. 2-69627).

      4.2 Registrant's Amendment to Certificate of Incorporation is incorporated by reference to Exhibit 3 of Registrant's Registration Statement on Form S-18 (File No. 2-69627).

      4.3 Registrant's Amendment to Certificate of Incorporation is incorporated by reference to Exhibit 3(b) of Registrant's Registration Statement on Form S-2 (File No. 2-88712).

      4.4 Registrant's Amendment to Certificate of Incorporation is incorporated by reference to Exhibit 3(d) of Registrant's Registration Statement on Form S-2 (File No. 2-88712).

      4.5 Registrant's Amendment to Certificate of Incorporation is incorporated by reference to Exhibit 3(e) of Registrant's Registration Statement on Form S-2 (File No. 33-4458).

      4.6 Registrant's Amendment to Certificate of Incorporation is incorporated by reference to Exhibit 3(g) of Registrant's Annual Report on Form 10-K for the year ended September 30, 1987.

      4.7 Registrant's Amendment to Certificate of Incorporation is incorporated by reference to Exhibit 3.8 of Registrant's Registration Statement on Form S-3 (File No. 33-42154).

      4.8 Registrant's Amendment to Certificate of Incorporation is incorporated by reference to Exhibit 3.9 of Registrant's Registration Statement on Form S-1 (File No. 33-42154).

      4.9 Registrant's Certificate of Designation for the Series A Preferred Stock is incorporated by reference to Exhibit 3.8 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1994.

      4.10   Registrant's   Amendment  to   Certificate  of   Incorporation   is
incorporated by reference to Exhibit 3(j) of Registrant's Annual Report on Form 10-K for the year ended March 31, 1996.

      4.11 Registrant's Certificate of Designation for the Series B Preferred Stock is incorporated by reference to Exhibit C3(f) of Registrant's Proxy Statement dated April 23, 1998.

      4.12   Registrant's   Amendment  to   Certificate  of   Incorporation   is
incorporated by reference to Exhibit A of Registrant's Proxy Statement dated April 23, 1998.

      4.13   Registrant's   Amendment  to   Certificate  of   Incorporation   is
incorporated by reference to Exhibit 3.1 of Registrant's Current Report on Form 8-K filed with the SEC on July 28, 2003.

      4.14 Registrant's By-laws, as amended, are incorporated by reference to Registrant's Registration Statement on Form S-1 (File No. 33-42154).

      5.1 Opinion of Lowenstein Sandler PC.

      23.1 Independent Auditors' Consent (Weinick Sanders Leventhal & Co., LLP)

      23.2 Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

      24.1 Power of Attorney

Item 9. Undertakings.

      (A) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus  required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that Paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on July 24, 2003.

                                                    PHASE III MEDICAL, INC.

                                                    By: /s/ Mark Weinreb
                                                        ------------------------
                                                         Mark Weinreb, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signatures                     Title                         Date

/s/ Mark Weinreb           President, Chief Executive Officer,     July 24, 2003
----------------------     Chairman of the Board and Director
Mark Weinreb

/s/ Wayne A. Marasco       Director                                July 23, 2003
----------------------
Wayne A. Marasco

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

   4.1 Registrant's Certificate of Incorporation (incorporated by reference)

   4.2            Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.3            Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.4            Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.5            Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.6            Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.7            Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.8            Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.9            Registrant's  Certificate  of  Designation   (incorporated  by
                  reference)

   4.10           Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.11           Registrant's  Certificate  of  Designation   (incorporated  by
                  reference)

   4.12           Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.13           Registrant's   Amendment  to  Certificate   of   Incorporation
                  (incorporated by reference)

   4.14           Registrant's By-laws, as amended (incorporated by reference)

   5.1            Opinion of Lowenstein Sandler PC

   23.1           Independent  Auditors'  Consent (Weinick  Sanders  Leventhal &
                  Co., LLP)

   23.2           Consent of Lowenstein Sandler PC is included in Exhibit 5.1

   24.1           Power of Attorney